Exhibit 99.1

(1) In accordance with Securities and Exchange Commission Release No. 34-39538 (January 12, 1998), this Form 4 is being filed by Credit Suisse (the “Bank”), a Swiss bank, on behalf of its subsidiaries to the extent that they constitute the Investment Banking division (the “Investment Banking division”), the Alternative Investments business (the “AI Business”) within the Asset Management division (the “Asset Management division”) and the U.S. private client services business (the “U.S. PCS Business”) within the Private Banking division (the “Private Banking division”) (the “Reporting Person”). The address of the Bank’s principal business and office is Uetlibergstrasse 231, P.O. Box 900, CH 8070 Zurich, Switzerland. The address of the Reporting Person’s principal business and office in the United States is Eleven Madison Avenue, New York, New York 10010.

The ultimate parent company of the Bank is Credit Suisse Group AG (“CSG”), a corporation formed under the laws of Switzerland. CSG is a global financial services company, active in all major financial centers and providing a comprehensive range of banking products. The Bank is comprised of the Investment Banking division, the Asset Management division and the Private Banking division. The Investment Banking division provides financial advisory and capital raising services and sales and trading to institutional, corporate and government clients worldwide. The Asset Management division provides asset management and investment advisory services to institutional, mutual fund and private investors worldwide and offers products across a broad range of investment classes, including alternative investments. The Private Banking division offers global private banking and corporate and retail banking services in Switzerland. CSG’s business address is Paradeplatz 8, P.O. Box 1, CH 8070 Zurich, Switzerland.

The Bank owns directly a majority of the voting stock, and all of the non-voting stock, of Credit Suisse Holdings (USA), Inc. (“CS Hldgs USA Inc”), a Delaware corporation. The address of CS Hldgs USA Inc’s principal business and office is Eleven Madison Avenue, New York, New York 10010. CS Hldgs USA Inc owns all of the voting stock of Credit Suisse (USA), Inc. (“CS USA Inc”), a Delaware corporation and holding company. CS USA Inc is the sole member of Credit Suisse Securities (USA) LLC (“CS Sec USA LLC”), a Delaware limited liability company and a registered broker-dealer that effects trades in many companies, including the Issuer. The address of the principal business and office of each of CS USA Inc and CS Sec USA LLC is Eleven Madison Avenue, New York, New York 10010.

EMA Private Equity Fund 2000, L.P. (“EMA Private Equity”) is a Delaware limited partnership. Credit Suisse (Bermuda) Limited (“CS Bermuda”), a Bermuda corporation, is the general partner of EMA Private Equity and a wholly-owned subsidiary of the Bank. The address of the principal business and office of CS Bermuda is Thistle House, 4 Burnaby Street, Hamilton, Bermuda HM 12. The address of the principal business and office of EMA Private Equity is Eleven Madison Avenue, New York, New York 10010.

Merban Equity AG Guernsey Branch (“Merban Equity Guernsey”) is a branch of Merban Equity AG (“Merban Equity”), a Swiss company, which is a wholly-owned subsidiary of Credit Suisse (International) Holding AG ("CS Int Hldg AG"), a Swiss company. CS Int Hldg AG is a wholly-owned subsidiary of the Bank. The address of the principal business and office of each of CS Int Hldg AG and Merban Equity is Bahnhofstrasse 17, P.O. Box 234, CH 6300 Zug, Switzerland. The address of the principal business and office of Merban Equity Guernsey is Helvetia Court, Les Echelons South Esplanade, St. Peter Port, Guernsey GY1 6LU.

Sprout Capital IX, L.P. (“Sprout IX”), Sprout Capital VIII, L.P. (“Sprout VIII”), Sprout Capital VII, L.P. (“Sprout VII”), Sprout CEO Fund, L.P. (“Sprout CEO”), Sprout Entrepreneurs Fund, L.P. (“Sprout Entrepreneurs”), Sprout IX Plan Investors, L.P. (“IX Plan”), Sprout Venture Capital, L.P. (“Sprout Venture”), DLJ First ESC, L.P. (“First ESC”) and DLJ ESC II, L.P. (“ESC II”) are Delaware limited partnerships which make investments for long term appreciation. DLJ Capital Corporation (“DLJCC”) and DLJ Long Term Investment Corporation (“DLJ LTIC”) are Delaware corporations and wholly-owned subsidiaries of CS USA Inc. DLJCC acts as a venture capital partnership management company, and is also the general partner of Sprout CEO, Sprout Entrepreneurs and Sprout Venture. DLJCC is also the managing general partner of Sprout IX, Sprout VIII and Sprout VII and, as such, is responsible for their day-to-day management. DLJCC makes all of the investment decisions on behalf of Sprout IX, Sprout VIII, Sprout VII, Sprout CEO, Sprout Entrepreneurs and Sprout Venture. DLJ Associates IX, L.P. (“Associates IX”), a Delaware limited partnership, is a general partner of Sprout IX and in accordance with the terms of the relevant partnership agreement, does not participate in investment decisions made on behalf of Sprout IX. DLJ Capital Associates IX, Inc. (“DLJCA IX”), a Delaware corporation and wholly-owned subsidiary of DLJCC, is the managing general partner of Associates IX. DLJ Associates VIII, L.P. (“Associates VIII”), a Delaware limited partnership, is a general partner of Sprout VIII and in accordance with the terms of the relevant partnership agreement, does not participate in investment decisions made on behalf of Sprout VIII. DLJ Capital Associates VIII, Inc. (“DLJCA VIII”), a Delaware corporation and wholly-owned subsidiary of DLJCC, is the managing general partner of Associates VIII. DLJ Associates VII, L.P. (“Associates VII”), a Delaware limited partnership, is a general partner of Sprout VII and in accordance with the terms of the relevant partnership agreement, does not participate in investment decisions made on behalf of Sprout VII. DLJ Capital Associates VII, Inc. (“DLJCA VII”), a Delaware corporation and wholly-owned subsidiary of CS USA Inc, is the managing general partner of Associates VII. DLJ LBO Plans Management Corporation (“DLJLBO”), a Delaware corporation, is the general partner of First ESC and ESC II and, as such, is responsible for their day-to-day management. DLJLBO makes all of the investment decisions on behalf of First ESC and ESC II. DLJLBO is an indirect wholly-owned subsidiary of CS USA Inc. DLJ LBO Plans Management Corporation II (“DLJLBO II”), a Delaware corporation, is the general partner of IX Plan and, as such, is responsible for its day-to-day management. DLJLBO II makes all of the investment decisions on behalf of IX Plan. DLJLBO II is a wholly-owned subsidiary of CS USA Inc. The address of the principal business and office of each of DLJCC, DLJ LTIC, DLJCA IX, Associates IX, DLJCA VIII, Associates VIII, DLJCA VII, Associates VII, Sprout IX, Sprout VIII, Sprout VII, Sprout CEO, Sprout Entrepreneurs, Sprout Venture, First ESC, ESC II, IX Plan, DLJLBO, and DLJLBO II is Eleven Madison Avenue, New York, New York 10010.

2

CSFB Strategic Partners Holdings III, L.P. (“Strategic Partners III”), DLJ Multi-Manager Private Equity Fund, L.P. (“DLJ Multi-Manager PEF”), DLJ PEP II Employee Fund, L.P. (“DLJ PEP II”), Sprout Investment Partners, L.P. (“Sprout Investment Partners”) and DLJ Private Equity Partners Fund II, L.P. (“DLJPE Partners Fund II”) are Delaware limited partnerships. DLJ MB Advisors, Inc., a Delaware corporation (“DLJMB Advisors”), is the managing general partner of CSFB Strategic Associates III, L.P. (“Strategic Associates III”), a Delaware limited partnership, which in turn is the general partner of Strategic Partners III. DLJ Merchant Banking Funding, Inc. (“DLJMB Funding”), a Delaware Corporation, is the associate general partner of Strategic Associates III. DLJMB Advisors is also the manager of Credit Suisse Private Equity Advisers LLC (“CSPE Advisers”). Credit Suisse Alternative Capital, Inc. (“CS Alternative Capital”), a Delaware corporation, is the sole member of CSPE Advisers. CS Alternative Capital is a wholly-owned subsidiary of CSAM Americas Holdings Corporation (“CSAM Americas”), a Delaware corporation, which in turn is a wholly-owned subsidiary of CS Hldgs USA Inc. CSPE Advisers is also the general partner of each of MPE, L.P. (“MPE”) and PEP II, L.P. (“PEP II”), each of which is a Delaware limited partnership, and Sprout Investment Partners. MPE is the general partner of DLJ Multi-Manager PEF. PEP II is the general partner of each of DLJ PEP II and DLJPE Partners Fund II. Each of DLJMB Funding and DLJMB Advisors is a wholly-owned subsidiary of Credit Suisse Private Equity, Inc. (“CSPE Inc”), a Delaware Corporation, which in turn is a wholly-owned subsidiary of CS USA Inc. The address of the principal business and office of each of Strategic Partners III, DLJ Multi-Manager PEF, DLJ PEP II, Sprout Investment Partners, DLJPE Partners Fund II, DLJMB Advisors, Strategic Associates III, DLJMB Funding, CS Alternative Capital, CSAM Americas, CSPE Advisers, MPE, PEP II, and CSPE Inc is Eleven Madison Avenue, New York, New York, 10010.

CSG, for purposes of the federal securities laws, may be deemed ultimately to control the Bank and the Reporting Person. CSG, its executive officers and directors, and its direct and indirect subsidiaries (including those subsidiaries that constitute the Asset Management division (other than the AI Business) (the “Traditional AM Business”) and the Private Banking division (other than the U.S. PCS Business) (the “Non-U.S. PB Business”)) may beneficially own securities to which this Form 4 relates (the “Shares”) and such Shares are not reported in this Form 4. CSG disclaims beneficial ownership of Shares beneficially owned by its direct and indirect subsidiaries, including the Reporting Person. Each of the Traditional AM Business and the Non-U.S. PB Business disclaims beneficial ownership of Shares beneficially owned by the Reporting Person. The Reporting Person disclaims beneficial ownership of Shares beneficially owned by CSG, the Traditional AM Business and the Non-U.S. PB Business.

The Reporting Person, CS Hldgs USA Inc, CS USA Inc and CS Sec USA LLC may be deemed for purposes of this Form 4 to beneficially own shares of Common Stock held in client accounts with respect to which CS Sec USA LLC or its employees have voting or investment discretion, or both (“Managed Accounts”). The Reporting Person, CS Hldgs USA Inc, CS USA Inc and CS Sec USA LLC disclaim beneficial ownership of shares of Common Stock held in Managed Accounts.

(2) On June 6, 2008, Sprout IX distributed 259,195 shares of Common Stock to its limited partners, Sprout VIII distributed 129,890 shares of Common Stock to its limited partners, and Sprout VII distributed 184,081 shares of Common Stock to its limited partners. Certain of these limited partners are subsidiaries of the Bank, and the Reporting Person continues to have beneficial ownership of the shares received by such limited partners. Such shares, the amounts of which are as follows, are included in the total number of shares beneficially owned by the Reporting Person following the distribution as reported in Table I of this Form 4: (i) CS USA Inc received 12,188 shares of Common Stock, (ii) DLJ LTIC received 15,191 shares of Common Stock, (iii) EMA Private Equity received 907 shares of Common Stock, (iv) Merban Equity Guernsey received 1,814 shares of Common Stock, (v) Strategic Partners III received 3,204 shares of Common Stock, (vi) DLJ Multi-Manager PEF received 558 shares of Common Stock, (vii) DLJ PEP II received 307 shares of Common Stock, (viii) DLJPE Partners Fund II received 8,202 shares of Common Stock and (ix) Sprout Investment Partners received 23,495 shares of Common Stock.

3

(3) Includes (i) 777,583 shares of Common Stock held directly by Sprout IX, (ii) 552,241 shares of Common Stock held directly by Sprout VII, (iii) 389,670 shares of Common Stock held directly by Sprout VIII, (iv) 84,644 shares of Common Stock held directly by First ESC, (v) 70,410 shares of Common Stock held directly by DLJCC, (vi) 59,849 shares of Common Stock held directly by IX Plan, (vii) 44,752 shares of Common Stock held directly by ESC II, (viii) 31,563 shares of Common Stock held directly by Sprout Venture, (ix) 8,552 shares of Common Stock held directly by Sprout CEO, (x) 4,086 shares of Common Stock held directly by Sprout Entrepreneurs, (xi) 100 shares of Common Stock held directly by CS Sec USA LLC, (xii) 12,188 shares of Common Stock held directly by CS USA Inc, (xiii) 15,191 shares of Common Stock held directly by DLJ LTIC, (xiv) 907 shares of Common Stock held directly by EMA Private Equity, (xv) 1,814 shares of Common Stock held directly by Merban Equity Guernsey, (xvi) 3,204 shares of Common Stock held directly by Strategic Partners III, (xvii) 558 shares of Common Stock held directly by DLJ Multi-Manager PEF, (xviii) 307 shares of Common Stock held directly by DLJ PEP II, (xix) 8,202 shares of Common Stock held directly by DLJPE Partners Fund II and (xx) 23,495 shares of Common Stock held directly by Sprout Investment Partners.

4